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                                                                    EXHIBIT 10.5

                              DATAMAX CORPORATION

                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------

THIS STOCK OPTION AGREEMENT is effective as of the 12th day of September, 1996, between DATAMAX INTERNATIONAL CORPORATION, a Delaware corporation (hereinafter referred to as the "Company"), and MARVIN A DAVIS (hereinafter referred to as "Optionee").

                                   RECITALS:
                                   --------

A. Optionee is currently an employee of the Company's subsidiary Datamax Corporation, a Delaware corporation ("Datamax").

B. The Company considers it desirable and in the Company's best interest that Optionee be given an inducement to acquire a proprietary or equity interest in the Company as an added incentive to advance the interests of the Company and its Subsidiaries in the form of an option to purchase Common Stock of the Company.

C. The Company has approved and implemented a 1996 Long-Term Performance Incentive Plan (as amended, the "Plan"), all of the terms of which are incorporated herein by reference. The Plan is available for inspection by Optionee at the principal offices of the Company.

                                  AGREEMENT:
                                  ---------

In consideration of Optionee's serving as the Chief Executive Officer of Datamax, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Option. The Company hereby grants to Optionee the right and option (the "Option") to purchase up to an aggregate of 135,000 shares of the Company's Common Stock (the "Stock") at an exercise price equal to the Stock's fair value as of the date of this Stock Option Agreement of $12.06 per share (the "Exercise Price"), on the terms and conditions herein set forth. The date of grant of the Option is the date of this Agreement.

2. Period of Option and When Exercisable. The term of the Option shall be for a period of five years from the date hereof, subject to earlier termination as provided herein (the "Exercise Period"). During the Exercise Period, Optionee may exercise the Option for portions of the total shares granted above (the "Option Shares") only to the extent the Option has become vested. The Option shall become vested based on the following vesting schedule:

          a. after one year from the date of this Agreement, provided that Optionee is still employed by Datamax, Optionee may exercise this Option with respect to one-third of the Option Shares;
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          b.   after two years from the date of this Agreement, provided that
               Optionee is still employed by Datamax, Optionee may exercise this Option with respect to two-thirds of the Option Shares (including the one-third of the Option Shares previously vested under paragraph 2(a)); and

          c. after three years from the date of this Agreement, provided that Optionee is still employed by Datamax, Optionee may exercise this Option with respect to 100% of the Option Shares.

     The unvested portion of the Option will be forfeited and canceled upon the termination of the Optionee's employment with Datamax.

3. Acceleration of Vesting on Sale of the Company. If the Optionee has been continuously employed by Datamax from the date of this Stock Option Agreement until a Sale of the Company for an aggregate consideration of greater than $200,000,000 for the Common Stock of the Company and the portion of the Option which has not become vested at the date of such Sale of the Company shall immediately vest and become exercisable with respect to 100% of the Option Shares simultaneously with the consummation of such Sale of the Company. In any event, any portion of the Option which has not been exercised prior to or in connection with any Sale of the Company shall be forfeited and canceled, unless otherwise determined by the Committee (as defined in the Plan) or the Company's Board of Directors (the "Board"). "Sale of the Company" means a merger or consolidation effecting a change in control of the Company, a sale of all or substantially all of the Company's assets or a sale of a majority of the Company's outstanding voting securities except in connection with a public offering under the Securities Act of 1933, as amended.

4. Exercise of Option. The Option shall be exercisable during the Exercise Period the extent it has vested as long as Optionee is in Continuous Employment with Datamax. Notwithstanding the preceding sentence and subject to paragraph 9, the Option may be exercised for the number of shares vested in Optionee as of the date of termination of Continuous Employment:

     a. for a period ending 30 days after the Continuous Employment of the Optionee with Datamax has terminated, unless the Optionee resigns or is Terminated for Cause (as defined in the Optionee's Employment Agreement) by Datamax, in which case the Option will terminate on termination of employment; or

     b. by the estate of the Optionee, within one year after the date of the Optionee's death, if the Optionee dies while in the Continuous Employment of Datamax; or

     c. within one year after the Optionee's employment with Datamax terminates, if the Optionee becomes disabled during the Continuous Employment with Datamax and such disability is the reason for termination.

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     In no event, however, shall the Exercise Period of this Option extend beyond five years from the execution of this Agreement. The term "Continuous Employment" used in this section shall have the meaning set forth in paragraph 9(b) of the Plan.

5. Nonassignability of Option Rights. The Option is exercisable only by Optionee, except in the case of Optionee's death, in which case the Option is exercisable by the Optionee's estate's personal representative pursuant to paragraph 4(b), and except in the case of Optionee's disability, in which case the Option is exercisable, if necessary, by Optionee's legal representative pursuant to paragraph 4(c). The Option may not be sold, exchanged, assigned, pledged, discounted, hypothecated, or otherwise transferred except by will or by the laws of descent and distribution or to the Company pursuant to this Stock Option Agreement. The Option shall not be subject to execution, attachment, or similar process. Upon any attempt to sell, exchange, assign, pledge, discount, hypothecate, or otherwise transfer the Option or any right thereunder, contrary to the provisions hereof and of the Plan, the Option and all rights thereunder shall immediately become null and void.

6.   Investment Representation and Agreement.

     1. Optionee represents that this Option and any shares purchased pursuant to this Option are purchased for investment purposes only and for Optionee's own account. Optionee acknowledges that this Option and the shares pertaining to this Option are not registered under the Securities Act of 1993, as amended, the Florida Securities and Investor Protection Act, or the securities laws of any other state.

     2. Optionee agrees not to sell or otherwise transfer any shares of stock purchased pursuant to this Option without registration under the Securities Act of 1933, as amended, and under any applicable state securities law, unless such sale or transfer is exempt from registration and the Optionee first delivers to the Company an opinion of counsel reasonably acceptable in form and substance to the Company that registration under the Securities Act or any applicable state securities law is not required in connection with such transfer. Optionee acknowledges that the Company's books with respect to the transfer of any shares of stock purchased pursuance to this Option will reflect this transfer restriction.


7. Method of Exercise. Shares purchased pursuant to this Agreement shall, at the time of purchase, be paid for in full at the Exercise Price of the Option as provided in paragraph 1 above. To the extent that the right to purchase shares has vested hereunder, the Option may be exercised from time to time during the term of the Option as set forth in paragraph 2 above by delivering written notice to the Company stating the number of shares with respect to which the Option is being exercised and the time of the delivery thereof, which time shall be at least 15 days after the giving of such notice, unless an earlier date shall have been mutually agreed upon by the parties. upon receipt of said written notice, the Company shall provide Optionee with that information required by the applicable state and federal securities

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     laws.  If, after receipt of said information, Optionee desires to withdraw said notice of exercise, Optionee may withdraw said notice of exercise by notifying the Company, in writing, prior to the time set forth for delivery of the shares. Provided that Optionee does not withdraw his notice of exercise as provided herein, at the time specified in such notice, the Company shall deliver, without transfer or issue fee or tax, to Optionee, at the main office of the Company or at such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued or reacquired common shares as the Company may elect, against payment of the Exercise Price, in form acceptable to the Company and consistent with the Plan. If Optionee fails to accept delivery of and pay for the number of shares specified in such notice upon tender of delivery thereof, his right to exercise the Option with respect to such undelivered shares may be terminated by the Company.

8. Changes in Capital Structure of Company. In the event of a change in capital structure of the Company, the number of shares covered by the Option and the price per share shall proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from the splitting or consolidation of shares, or the payment of a stock dividend, or effected in any other manner without receipt of additional or further consideration by the Company. The Company shall give notice of any adjustment to Optionee.

9.   Right to Purchase Upon Termination of Employment.

     1. Repurchase of Option Shares. If the Optionee's employment with Datamax terminates, including by the Optionee's death, disability, resignation or termination with or without Cause (the date on which such termination occurs being referred to as the "Termination Date"), then the Company shall have the option (i) to repurchase all or any vested and unexercised portion of the Option (the "Unexercised Option") at the price equal to the Fair Market Value of such vested and unexercised portion of the Option minus the Exercise Price of such vested and unexercised portion of the Option and (ii) to repurchase all or any part of the Option Shares issued or issuable upon exercise of this Option, whether held by the Optionee or by one or more of the Optionee's transferees, at the price equal to the Fair Market Value of such Option Shares as of the Termination Date ((i) and (ii) collectively, the "Repurchase Option").

     2. Repurchase by Company. The Company may elect to purchase all or any portion of the Unexercised Option and/or the Option Shares by delivery of written notice (the "Repurchase Notice") to the Optionee or any other holders of the Option Shares within 120 days after the Termination Date. The Repurchase Notice shall set forth the number of Unexercised Options and/or Option Shares to be acquired from the Optionee and such other holder(s), the aggregate consideration to be paid for such Unexercised Options and/or Option Shares and the time and place for the closing of the transaction. The number of Option Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Option Shares held by the Optionee at the time of delivery of the Repurchase Notice. If the number of Option

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          Shares then held by the Optionee is less than the total number of
          Option Shares the Company has elected to purchase, then the Company shall purchase the remaining shares elected to be purchased from the other holders thereof, pro rata according to the number of shares held by each such holder at the time of delivery of such Repurchase Notice (determined as close as practical to the nearest whole shares).

     3. Closing of Repurchase. The purchase of the Unexercised Option and/or the Option Shares pursuant to this paragraph 9 shall be closed at the Company's executive offices within 20 days after the expiration of the 120-day period referred to in paragraph 9(b). At the closing, the Company shall pay the purchase price in the manner specified in paragraph 9(d) and the Optionee and any other holders of Option Shares being purchased shall deliver the certificate or certificates representing such shares to the Company, accompanied by duly executed stock powers. The Company shall be entitled to receive customary representations and warranties from the Optionee and any other selling holders of Option Shares regarding the sale of such shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures to be guaranteed by a national bank or reputable securities broker.

     4. Manner of Payment. If the Company elects to purchase all or any part of the Option Shares, including Option Shares held by one or more transferees, the Company shall pay for such shares: (i) first, by certified check or wire transfer of funds to the extent such payment would not cause the Company to violate the Corporation Law of the State of Delaware and would not cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or other material agreement; and (ii) thereafter, with a subordinated promissory note of the Company. Such subordinated promissory note shall bear interest at the rate of 7% per annum (which shall be payable annually in cash unless otherwise prohibited), shall have all principal payment due on the fifth anniversary of the date of issuance and shall be subordinated on terms and conditions satisfactory to the holders of the Company's indebtedness for borrowed money. In addition, the Company may pay the purchase price for such shares by offsetting amounts outstanding under any indebtedness or obligations owed by the Optionee to the Company.

10.       Restrictions on Transfer.

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     1.   Transfer of Option Shares.  The Optionee shall not sell, pledge or otherwise transfer any interest in any Option Shares except pursuant to the public pursuant to an offering registered under the Securities Act of 1933, as amended, or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 adopted under the Securities Act (collectively, a "Public Sale") or the provisions of paragraph 9 hereof ("Exempt Transfers") and except pursuant to the provisions of this paragraph 10. At least 30 days prior to making any transfer other than a Public Sale or an Exempt Transfer, the Optionee shall deliver a written notice (the "Sale Notice") to the Company. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer. The Optionee agrees not to consummate any such transfer until 30 days after the Sale Notice has been delivered to the Company, unless the parties to the transfer have been finally determined pursuant to this paragraph 10 prior to the expiration of such 30-day period. (The date of the first to occur of such events is referred to herein as the "Authorization Date").

     2. First Refusal Rights. The Company may elect to purchase all (but not less than all) of the Option Shares to be transferred by the Optionee upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to the Optionee within 20 days after the receipt of the Sale Notice by the Company. The Company shall be given up to 30 days after delivery of its notice to consummate the purchase and sale of Option Shares. If the Company elects not to purchase all of the Option Shares specified in the Sale Notice, the Optionee may transfer the Option Shares specified in the Sale Notice at a price and on terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the 60-day period immediately following the Authorization Date. Any Option Shares not transferred within such 60-day period shall be subject to the provisions of this paragraph 10(b) upon subsequent transfer.

     3. Certain Permitted Transfers. The restrictions contained in this paragraph 10 shall not apply with respect to transfers of Option Shares (i) pursuant to applicable laws of descent and distribution or
          (ii) among the Optionee's family group; provided that the restrictions contained in this paragraph shall continue to be applicable to the Option Shares after any such transfer and the transferees of such Option Shares have agreed in writing to be bound by the provisions of this Agreement. The Optionee's "family group" means the Optionee's spouse and descendants.

     4. Termination of Restrictions. The restrictions on the transfer of Option Shares set forth in this paragraph 10 shall continue with respect to each Option Share until the date on which such Option Share has been transferred in a transaction permitted by this paragraph (except in a transaction contemplated by paragraph 10(c)); provided in any event the restrictions on transfers set forth in this paragraph 10 shall terminate when the Company has sold shares of its Common Stock pursuant to a public offering registered under the Securities Act.

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11.  Limitation on Transfer during Registration Period.  During the 180 day period following the effective date of an initial registration statement filed by the Company under the Securities Act of 1933, as amended, Optionee shall not, to the extent requested by the Company and any underwriter, sell, pledge, transfer, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Stock held by him at any time during such period except Stock included in such registration statement. Optionee shall execute any agreement with any underwriter involved with such initial registration statement deemed necessary by such underwriter to implement the restrictions in this paragraph 11.

12. Restrictive Legend. Optionee hereby agrees that certificates evidencing the shares of stock purchased by Optionee pursuant to this Agreement shall be stamped or otherwise imprinted with a conspicuous legend in substantially the following form:

          The sales of Common Stock evidenced by this certificate have been issued under the Datamax International Corporation 1996 Long-Term Performance Incentive Plan (the "Plan") and pursuant to a Nonqualified Stock Option Agreement, and are subject to the terms and provisions of such Plan and Nonqualified Stock Option Agreement.

          These shares have not been registered under the Securities Act of 1933, as amended, the Florida Securities and Investor Protection Act or any other state securities laws, and, therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws, or unless an exemption from registration is available.

13. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from the Optionee any amounts due and payable by the Company to the Optionee (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any shares subject to this Option issuable under the Plan, and the Company may defer such issuance unless indemnified by the Optionee to its satisfaction.

14. Incorporation of Terms and Conditions in the Plan. This Option is subject to the terms and conditions contained in the Plan, and all amendments thereto made from time to time, a copy of which is on file with the Company at its principal business office and which Plan is by this reference thereto incorporated herein.

15. Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the laws of the State of Florida.

16. Binding Effect. This Agreement will inure to the benefit of and be binding on the Company, its successors and assigns, including, but not limited to, any company or entity that may acquire all or substantial all of the Company's assets and business or into which the Company

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     may be consolidated or merged, and on Optionee and except as set forth in paragraph 5 above, their heirs, legal representatives, and successors, as the case may be.

17. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter of this Agreement and supersedes any and all previous agreements between the parties, whether written or oral, with respect to such subject matter.

18. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing and duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

19. Number and Gender. Whenever used herein, singular numbers shall include the plural, the singular, and the use of any gender shall, include all genders.

20. Invalid Provision. The invalidity of unenforceability of any term of provision of this Agreement or the nonapplication of any such term or provision to any person or circumstance shall not impair or affect the remainder of this Agreement, and the remaining terms and provisions hereof shall not be invalidated but shall remain in full force and effect and shall be construed as if such invalid, unenforceable, or nonapplicable provision were omitted.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of
February 25, 1997.


"COMPANY"

DATAMAX INTERNATIONAL CORPORATION


By:  /s/ Carl E. Ring, Jr.
     ----------------------------
     Carl Ring, Chairman



"OPTIONEE"


     /s/ Marvin A. Davis
     ----------------------------
     Marvin A. Davis